Exhibit 10.3
[***] TEXT OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

GLG GLOBAL INVESTMENT MANAGEMENT	GLG PARTNERS, INC. 390 PARK AVENUE, 20TH FLOOR NEW YORK, NEW YORK 10022 Telephone +1 (212) 224 7200 www.glgpartners.com
January 29, 2008
Alejandro San Miguel
159 Woodland Road
Madison, New Jersey 07940
Dear Alex:
Reference is made to your employment agreement with GLG Partners, Inc. (“GLG”), dated November 2, 2007 (the “Employment Agreement”), and to your restricted stock agreement award with GLG, dated November 5, 2007 (the “Stock Agreement”).
This letter is to notify you that, pursuant to Section 5.1 of the Employment Agreement, the Compensation Committee of the Board of Directors of GLG has established performance goals with respect to the vesting of the shares of restricted stock awarded to you on November 2, 2007 (the “Grant Date”) under the terms of Section 5.1 of the Employment Agreement, as set forth in the Stock Agreement. The performance goals set forth on the attached Appendix A will be deemed to be incorporated into and be made a part of the vesting terms of your restricted stock under Section 2 of the Stock Agreement as if set forth therein.
This letter is governed by, and shall be interpreted in accordance with, the laws of the State of New York without giving effect to its conflict of laws principles. Please sign below to acknowledge your understanding and agreement with these terms.

Sincerely, GLG Partners, Inc.
By:	/s/ Simon White
	Name:	Simon White
	Title:	Chief Financial Officer

Accepted and agreed to:
/s/ Alejandro San Miguel
Alejandro San Miguel

Date: January 29, 2008

PERFORMANCE GOALS
For Restricted Stock Awards
Granted on November 2, 2007
Alejandro San Miguel
Years 2007-2013

Award Vesting Date	Performance Goal
First anniversary of the Grant Date (November 2, 2008)	AUM as of October 31, 2008 is not less than [***]% of the AUM as of October 31, 2007.
Second anniversary of the Grant Date (November 2, 2009)	AUM as of October 31, 2009 is not less than [***]% of the AUM as of October 31, 2008.
Third anniversary of the Grant Date (November 2, 2010)	AUM as of October 31, 2010 is not less than [***]% of the AUM as of October 31, 2009.
Fourth anniversary of the Grant Date (November 2, 2011)	AUM as of October 31, 2011 is not less than [***]% of the AUM as of October 31, 2010.
Fifth anniversary of the Grant Date (November 2, 2012)	AUM as of October 31, 2012 is not less than [***]% of the AUM as of October 31, 2011.
Sixth anniversary of the Grant Date (November 2, 2013)	AUM as of October 31, 2013 is not less than [***]% of the AUM as of October 31, 2012.

Operating Rules
          “AUM” means net assets under management of GLG Partners, Inc. and its subsidiaries (“GLG”) determined in the same manner and using the same methodology as net assets under management are reported by GLG to the public in its periodic reports filed with the U.S. Securities Exchange Commission as of the Grant Date, regardless of any subsequent modifications to the manner or methodology of determining net assets under management. For each vesting date, the Compensation Committee of the Board of Directors of GLG shall determine whether or not the performance goal applicable to that vesting date has been satisfied solely on the basis of the AUM measure set forth herein, which determination will be made no later than the November 15th immediately following the applicable vesting date.